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EXHIBIT 99.4

TWO WAY TV (US), INC.

INVESTOR RIGHTS AGREEMENT

        THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 30th day of April 2002, by and between TWO WAY TV (US), INC., a Delaware corporation (the "Company"), Two Way TV Limited, a corporation organized under the laws of England and Wales ("Two Way UK") and the other, as holders of shares of the Company's common stock ("Common Stock") listed on Exhibit A, if any (each, an "Investor", together, the "Investors").

RECITALS

        WHEREAS, TWIN Entertainment Inc. ("TWIN"), Two Way UK and Interactive Network, Inc., a California corporation ("IN"), have entered into an Agreement and Plan of Reorganization dated May 31, 2001 (the "Reorganization Agreement") under which, on the Closing Date, as defined in the Reorganization Agreement (the "Effective Date"), IN is to be merged with and into TWIN to form the Company (the "Merger").

        WHEREAS, as a condition to consenting to and/or closing the transactions contemplated by the Reorganization Agreement, the Investors have required that the Company agree to extend to the Investors certain registration rights, information rights and other rights as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Reorganization Agreement and for other good and valuable consideration, the parties mutually agree as follows:

SECTION 1.    GENERAL

        1.1    Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or which is controlled by an entity which controls, another Person; provided, however, that "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the Company will not be deemed an Affiliate of any Investor, and no Investor will be deemed an Affiliate of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means (a) any Person owning of record Registrable Securities that have not been sold to the public or (b) any assignee of record of such Registrable Securities in accordance with this Agreement.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Person" means any natural person, partnership, corporation, limited liability company, trust, estate, association, custodian or nominee or any other individual or entity in its own or any representative capacity.

          "Registrable Securities" means (a) shares of Common Stock acquired by the Investors or their Affiliates pursuant to the Reorganization Agreement or any shares of Common Stock acquired by the Investors or their Affiliates hereafter; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

SECTION 2.    REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1    Restrictions on Transfer.

          (a)  Each Holder agrees not to make any disposition of all or any portion of the Common Stock issued pursuant to the Reorganization Agreement or any Registrable Securities unless and until:

            (i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (ii)  (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

            (iii) Notwithstanding the foregoing, the rights of the Company and the Holders in this Section 2 shall not apply to any transfer to any Affiliate of any Holder; provided that (A) the Holder (or its representative) shall inform the Company of such transfer prior to effecting it and (B) the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Section 2. Such transferred shares shall remain subject to the provisions of this Section 2, and such transferee shall be treated as the "Holder" for purposes of this Agreement.

          (b)  Each certificate representing the Common Stock issued pursuant to the Reorganization Agreement or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with the following legend:

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND, EXCEPT IN CERTAIN CIRCUMSTANCES, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

    THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          (c)  Subject to Section 2.1(e) below, the Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), such legend from any such certificate and will place or cause to be placed such legend on any new certificate issued to represent shares theretofore represented by a certificate carrying such legend.

          (d)  The Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 2.1(b) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The Company shall cause the legend to be removed upon termination of this Agreement.

          (e)  The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (f)    Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    Demand Registration.

          (a)  Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15,000,000 at a per share price reflecting a pre-money valuation of the Company of $60,000,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b)  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders who hold at least a majority of the Registrable Securities to be so registered (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c)  The Company shall not be required to effect a registration pursuant to this Section 2.2:

            (i)    after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective, provided that Two Way UK and its Affiliates may not be the Initiating Holder with respect to more than one registration under this Section 2.2 without the consent of AT&T Broadband, LLC, and AT&T Broadband, LLC, and its Affiliates may not be the Initiating Holder with respect to more than one registration under this Section 2.2 without the consent of Two Way UK;

            (ii)  if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2a certificate signed by its Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

            (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

        2.3    Piggyback Registrations.

          (a)  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such

  Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b)  Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders that the Holders seek to register pursuant to the provisions hereof; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than ninety percent (90%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          (c)  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a)  promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b)  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

            (i)    if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; or

            (ii)  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000); or

            (iii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; or

            (iv)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

            (v)  if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

            (vi)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2or 2.3, respectively. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

        2.5    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c)  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)  Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, is the subject of any stop order, or is otherwise not in compliance with the Securities Act or other applicable laws and, at the request of any underwriter or any such Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading. In the event the Company shall give any such notice, the applicable time period mentioned in subparagraph (a) above during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this subparagraph (f), to and including the date when each Holder of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated above.

          (g)  Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          (h)  Cause all such Registrable Securities to be listed on each securities exchange or other inter-dealer quotation system on which similar securities issued by the Company are then listed or, if none are so listed, on the NASDAQ National Market System or New York Stock Exchange.

          (i)    Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all relevant financial and other records, corporate documents and properties of the Company, and use reasonable efforts to cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (j)    Otherwise comply in all material respects with all applicable rules and regulations of the SEC.

        2.7    Termination of Registration Rights.    A Holder's registration rights hereunder shall expire if (a) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

        2.8    Delay of Registration; Furnishing Information.

          (a)  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c)  The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder, partner, officer, director, underwriter or controlling person of such Holder under an instrument duly executed by such person and stated to be specifically for use in connection with such registration.

          (b)  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d)  If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)  The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.11    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder only to a permitted transferee and in the manner specified under Section 2.1(a).

        2.12    Limitation on Subsequent Registration Rights.    After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

        2.13    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a)  Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

          (b)  File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c)  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.    RIGHTS OF FIRST REFUSAL

        3.1    Subsequent Offerings.    Any Holder of at least 10% of the issued and outstanding Common Stock (a "Participating Holder") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 3.4 hereof. Each Participating Holder's pro rata share is equal to the ratio of (a) the number of shares of Common Stock which such Participating Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any preferred shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or other security or (iv) any such warrant or right.

        3.2    Exercise of Rights.    If the Company proposes to issue any Equity Securities, it shall give each Participating Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Participating Holder shall have thirty (30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Participating Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        3.3    Issuance of Equity Securities to Other Persons.    If not all of the Participating Holders elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Participating Holders who do so elect and shall offer such Participating Holders the right to acquire such unsubscribed shares. The Participating Holders shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Participating Holders fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Participating Holder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Participating Holders pursuant to Section 3.2 hereof. If the Company has not sold such Equity

Securities within ninety (90) days of the notice provided pursuant to Section 3.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Participating Holders in the manner provided above.

        3.4    Excluded Securities.    The rights of first refusal established by this Section 3 shall have no application to any of the following Equity Securities:

          (a)  shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like, issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (b)  stock issued pursuant to any rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 3 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c)  any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

          (d)  shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company affecting all such shares equally;

          (e)  any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

          (f)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

          (g)  any Equity Securities issued in connection with the proposed post-closing financing described in Exhibit B; and

          (h)  shares of the Company's Common Stock or other Equity Securities issued in connection with the Carriage Agreement described in the Reorganization Agreement and other strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

SECTION 4.    CO-SALE RIGHTS

        4.1    Notice of Sales.    Should Two Way UK (or a Permitted Transferee, as defined below) propose to accept one or more bona fide offers (collectively, a "Purchase Offer") from any persons to purchase shares of the Company's Common Stock (the "Shares") from Two Way UK (other than as set forth in Section 4.5 of this Agreement), then Two Way UK shall promptly deliver a notice (the "Notice") to the Company and each Investor that, along with its Affiliates, holds at least 10% of the Registrable Securities then outstanding (a "Participating Investor") stating the terms and conditions of such Purchase Offer including, without limitation, the number of Shares proposed to be sold or transferred, the nature of such sale or transfer, the amount and nature of the consideration to be paid, the terms of payment, and the name and address of each prospective purchaser or transferee.

        4.2    Co-Sale Right.    Each Participating Investor shall have the right (the "Co-Sale Right"), exercisable upon written notice to Two Way UK within thirty (30) business days after the date of the Co-Sale Notice, to participate in Two Way UK's sale of Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent a Participating Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which Two Way UK may sell pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of each Participating Investor shall be subject to the following terms and conditions:

          (a)  Calculation of Shares. Each Participating Investor may sell all or any part of that number of shares of Common Stock of the Company beneficially owned by the Participating Investor (the "Qualified Shares") equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of Qualified Shares at the time owned by such Participating Investor and the denominator of which is the sum of (A) the total number of Qualified Shares at the time owned by all Participating Investors participating in such sale plus (B) the total number of Shares at the time owned by Two Way UK, including shares transferred by Two Way UK to Permitted Transferees (as defined below) in accordance with this Agreement.

          (b)  Delivery of Certificates. Each Participating Investor may effect its participation in the sale by delivering to Two Way UK for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Qualified Shares which such Participating Investor elects to sell.

        4.3    Transfer.    The stock certificate or certificates which the Participating Investor delivers to Two Way UK pursuant to Section 4.2 shall be delivered by Two Way UK to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Notice, and Two Way UK shall promptly thereafter remit to such Participating Investor that portion of the sale proceeds to which such Participating Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Conversion Shares from a Participating Investor exercising its Co-Sale Right hereunder, Two Way UK shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, Two Way UK shall purchase such Conversion Shares from such Participating Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the sale to the purchaser by Two Way UK).

        4.4    No Adverse Effect.    The exercise or non-exercise of the rights of the Participating Investors hereunder to participate in one or more sales of Shares made by Two Way UK shall not adversely affect their rights to participate in subsequent sales of Shares by Two Way UK.

        4.5    Permitted Transactions.    The provisions of Section 4 of this Agreement shall not pertain or apply to:

          (a)  Any pledge of the Company's Common Stock made by Two Way UK pursuant to a bona fide loan transaction which creates a mere security interest;

          (b)  Any repurchase of Common Stock by the Company; or

          (c)  Any bona fide gift or other transfer to an Affiliate.

        provided, in the case of (a), (b) and (c) above, that (i) Two Way UK shall inform the Investors of such pledge, transfer or gift prior to effecting it, and (ii) the pledgee, transferee or donee (each a "Permitted Transferee") shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement applicable to Two Way UK.

        4.6    Assignment of Rights.    The rights of the Participating Investors set forth in this Section 4 may be assigned (but only with all related obligations) only to a permitted transferee and in the manner specified under Section 2.1(a).

SECTION 5.    Additional Transfer Restrictions.

        5.1    Prohibited Transfers.    Any attempt by Two Way UK to transfer Shares in violation of Section 4 of this Agreement shall be void.

        5.2    Legended Certificates.    Each certificate representing shares of the Common Stock of the Company now or hereafter owned by Two Way UK or issued to any Permitted Transferee pursuant to Section 4.5 shall bear the following legend:

        "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

SECTION 6.    MISCELLANEOUS

        6.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware.

        6.2    Survival.    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        6.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price; and, provided further, that no assignment of Registrable Securities shall be valid hereunder unless exercised in accordance with Section 2.1.

        6.4    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, superseding all understandings, whether written or oral, including, without limitation, the TWIN Entertainment Inc. Investor Rights Agreement, dated January 31, 2000 by and among TWIN (which will be the Company's predecessor after the Merger), Investor and IN, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        6.5    Severability.    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        6.6    Amendment and Waiver.    Except as otherwise expressly provided, any term of this Agreement may be amended or modified only upon the written consent of the Company and the

Holders of at least a majority of the Registrable Securities then outstanding. Holders of at least a majority of the Registrable Securities may waive any rights under this Agreement that are granted to all Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, Holders of less than a majority of the Registrable Securities may waive any personal rights they may have under this Agreement without prejudice to other Holders.

        6.7    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        6.8    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit B hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        6.9    Attorneys' Fees.    If any suit or action is instituted to enforce any provision in this Agreement, each party in such dispute shall pay its own fees, costs and expenses of such suit or action, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.10    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.11    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.12    Effectiveness and Term.    This Agreement shall continue in full force and effect from the Effective Date through the date as of which the parties hereto terminate this Agreement by written consent of the Company and the Investor.

        IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		INVESTOR:
TWO WAY TV (US), INC.		TWO WAY TV LIMITED
By:	/s/ BRUCE W. BAUER	By:	/s/ PIERS WILSON
Name:	Bruce W. Bauer	Name:	Piers Wilson
Title:	Chairman and Chief Executive Officer	Title:	Finance Director

EXHIBIT A

SCHEDULE OF INVESTORS

TWO WAY TV LIMITED
BEAUMONT HOUSE
KENSINGTON VILLAGE
AVONMORE ROAD
LONDON, ENGLAND W14 8TS
TEL: 011 44 208 742 2422
FAX: 011 44 208 742 2423

A-1

EXHIBIT B

DESCRIPTION OF PROPOSED POST-CLOSING FINANCING

B-1

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TWO WAY TV (US), INC. INVESTOR RIGHTS AGREEMENT
RECITALS
EXHIBIT A
SCHEDULE OF INVESTORS
EXHIBIT B
DESCRIPTION OF PROPOSED POST-CLOSING FINANCING